UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 19, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     Phelps Dodge is filing as Exhibit 99.1 to this Current Report on Form 8-K a press release issued by Phelps Dodge on July 19, 2006, providing a statement regarding Xstrata Plc’s revised offer for Falconbridge Limited and responding to an announcement by Atticus Capital. Such press release may be deemed to be soliciting material in connection with the meeting of Phelps Dodge’s shareholders to be held in connection with the combination of Phelps Dodge Corporation with Inco Limited and Falconbridge Limited.
In connection with the proposed combination, Phelps Dodge filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4414, Attention: Assistant General Counsel and Secretary (602) 366-8100. The directors and executive officers of Phelps Dodge may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding the directors and executive officers of Phelps Dodge and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary proxy statement filed with the SEC and will be available in the definitive proxy statement when filed with the SEC.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits:
99.1	Press release of Phelps Dodge Corporation dated July 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and
General Counsel

Date: July 19, 2006

EXHIBIT INDEX
Exhibit
Number	Exhibit

99.1	Press release of Phelps Dodge Corporation dated July 19, 2006.